EXHIBIT 23.4


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-122044) of Salon Media Group, Inc. of our report dated June 27, 2003 relating to the financial statements for the year ended March 31, 2003 which appears in this Form 10K.



/s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
June 28, 2005